Exhibit 99 (c)(8)

Project Oak Tree

Potential Buyers Contact Summary

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “**”.  AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN SUBMITTED SEPARATELY TO THE U.S. SECURITIES AND EXCHANGE COMMISSION.

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Champions of Growth

December 13, 2005

Potential Buyers Contact Summary

Strategic Buyers Contact Summary – Tier I

	Made	Sent		NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

**	x					Will hear back later this month.
**	x	x				Sent Teaser. Waiting to hear back.
**	x					Sent e-mail; waiting to hear back.
**	x					Initiated contact. Waiting to hear back.
**						Hold off for now.
**						TWP conference call on 12/14/05.

Total 6	4	1	0	0	0

Declined

	Made	Sent		NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

**	x	x	x			Familiar with Oak Tree; focused on integrating ** acquisition; “Not the right time”.
**	x	x	x			Getting acquired by **.
**	x	x	x			Sector is generally of interest but prefer organic and other “viable” opportunities.
**	x	x	x			Not interested; sector is of interest but “not the right time”.
**	x		x			Declined; Pursuing organic initiatives.
**	x	x	x			Declined; TWP to follow-up up to get more color.

Total 6	6	5	6	0	0

Confidential material redacted and submitted separately to the Securities and Exchange Commission.

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Potential Buyers Contact Summary

Financial Buyers Contact Summary – Tier I

	Made	Sent		NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

**	x	x				Expressed concerns about scale (min. $40M run rate).
**	x	x		x		NDA Executed. Mgmt. presentation set up for 12/15/2005.
Austin Ventures	x	x		x	x	Interested but expressed concern around valuation.

Total 3	3	3	0	2	1

Declined

	Made	Sent		NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

**	x	x	x			Lack of scale; negative cash flow; might need additional investment.
**	x	x	x			Declined; Lack of scale.
**	x		x			Declined; lack of scale.
**	x	x	x			Declined; Busy integrating **.
**	x	x	x			Declined; TWP to get more color.
**	x	x	x			Subscale / negative cash flows / uncomfortable with using Oak Tree as a platform, given assumption that they’d likely need to complement with additional acquisitions.

Total 6	6	5	6	0	0

** Confidential material redacted and submitted separately to the Securities and Exchange Commission.